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                                  Exhibit 21
                                  ----------


                  Subsidiaries of Mahaska Investment Company


                                                    State or Other
                                     Name Under     Jurisdiction
                                     Which Doing    in which
Subsidiary Name                      Business       Incorporated
---------------                      -----------    --------------

Mahaska State Bank                   ----           Iowa

Central Valley Bank                  ----           United States

MIC Financial, Inc.                  ----           Iowa

Pella State Bank                     ----           Iowa

Midwest Federal Savings and Loan     ----           United States
Association of Eastern Iowa